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                                                                    EXHIBIT 4.47

                                                                  CONFORMED COPY

[CLIFFORD CHANCE LOGO]                             LIMITED LIABILITY PARTNERSHIP


                               DATED 19 MAY, 2003

                      METAPATH SOFTWARE INTERNATIONAL, INC

                                   AS CHARGOR

                                       AND

                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.

                               AS SECURITY TRUSTEE

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                         SECURITY OVER SHARES AGREEMENT

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                                    CONTENTS

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
CLAUSE                                                                                                  PAGE
1.     Definitions And Interpretation................................................................     1
2.     Payment Of Secured Obligations................................................................     3
3.     Fixed Charge..................................................................................     4
4.     Perfection Of Security........................................................................     4
5.     Further Assurance.............................................................................     4
6.     Negative Pledge And Disposals.................................................................     5
7.     Shares........................................................................................     5
8.     Enforcement Of Security.......................................................................     6
9.     Extension And Variation Of The Law Of Property Act 1925.......................................     7
10.    Appointment Of Receiver.......................................................................     7
11.    Powers Of Receiver............................................................................     8
12.    Application Of Moneys.........................................................................     8
13.    Protection Of Purchasers......................................................................     8
14.    Power Of Attorney.............................................................................     9
15.    Effectiveness Of Security.....................................................................     9
16.    Release Of Security...........................................................................    11
17.    Set-Off.......................................................................................    11
18.    Subsequent Security Interests.................................................................    11
19.    Currency Indemnity............................................................................    11
20.    Assignment....................................................................................    12
21.    Notices.......................................................................................    12
22.    Expenses, Costs And Taxes.....................................................................    12
23.    Payments Free Of Deduction....................................................................    13
24.    Discretion And Delegation.....................................................................    13
25.    Perpetuity Period.............................................................................    13
26.    Governing Law.................................................................................    13
27.    Jurisdiction..................................................................................    13
28.    Counterparts..................................................................................    14

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THIS SECURITY OVER SHARES AGREEMENT is made on 19TH MAY, 2003

BETWEEN

(1) METAPATH SOFTWARE INTERNATIONAL, INC. (the "CHARGOR"), a corporation incorporated under the laws of California with registered address 1755
         N. Collins Blvd., Suite 400, Richardson, TX 75080, and

(2) THE LAW DEBENTURE TRUST CORPORATION P.L.C. as security trustee for the Secured Creditors on the terms and conditions set out in the Security Trust and Intercreditor Deed (the "SECURITY TRUSTEE" which expression shall include any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, the Security Trust and Intercreditor Deed).

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         Terms defined in the Security Trust and Intercreditor Deed shall, unless otherwise defined in this Deed, have the same meaning when used in this Deed and in addition:

         "CHARGED PROPERTY" means the Shares and the Related Rights.

         "COLLATERAL RIGHTS" means all rights, powers and remedies of the Security Trustee provided by or pursuant to this Deed or by law.

         "COMPANY" means Mobile Systems International Holdings Limited (registered in England and Wales with company number 03179118).

         "ENFORCEMENT EVENT" has the meaning given to such term in the Security Trust and Intercreditor Deed.

         "MARCONI CORPORATION" means Marconi Corporation plc (registered in England and Wales with company number 00067307).

         "NEW BONDING FACILITY AGREEMENT" means the L50 million committed revolving bonding facILity agreement dated 27 March 2003 among Marconi Corporation, Marconi Bonding Limited, HSBC Bank plc as agent and security trustee, the lenders described thereunder and certain other Subsidiaries providing for the issuance of surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees or other obligations of a like nature on behalf of Marconi Corporation and/or any Subsidiary, as such agreement may be amended, extended, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, extensions, supplements or other modifications of the foregoing).

         "RECEIVER" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

         "RELATED RIGHTS" means, in relation to any asset,

         (a) the proceeds of sale or assignment of all or any part of that asset;

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         (b)      all rights, benefits, claims, contracts, warranties, remedies, security, indemnities or covenants for title in respect of that asset; and

         (c) any moneys and proceeds paid or payable in respect of that asset including, but not limited to, awards of damages and payments made pursuant to settlement agreements in respect of that asset.

         "SECURED OBLIGATIONS" means, in relation to the Chargor, all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralised by the Chargor) at any time of the Chargor under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

         (a)      any refinancing, novation, deferral or extension;

         (b) any obligation relating to any increase in the amount of such obligations;

         (c)      any claim for damages or restitution; and

         (d) any claim as a result of any recovery by the Chargor of a payment or discharge, or non-allowability, on the grounds of preference,

         and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

         "SECURITY TRUST AND INTERCREDITOR DEED" means the security trust and intercreditor deed dated on or about the date hereof between, amongst others, the Security Trustee, Marconi Corporation and other obligors, Law Debenture Trust Company of New York as senior note trustee and JPMorgan Chase Bank as junior note trustee.

         "SHARES" means all of the shares in the Company held by, to the order or on behalf of the Chargor at any time and all Related Rights.

         "SUBSIDIARY" means a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989.

1.2      INTERPRETATION

         In this Deed:

         1.2.1 the rules of interpretation contained in clause 1.2 (Interpretation) of the Security Trust and Intercreditor Deed shall apply to the construction of this Deed;

         1.2.2 "continuing" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a

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                  result of it becoming unlawful for a Secured Creditor to
                  perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been remedied or waived in writing. For the purposes of this sub-clause 1.2.2, the definition of "Secured Obligations" shall have the same meaning as in the Security Trust and Intercreditor Deed;

         1.2.3 any reference to the "SECURITY TRUSTEE", the "CHARGOR", or the "SECURED CREDITORS" shall be construed so as to include its or their (and any subsequent) successors in title and any permitted assignees and transferees in accordance with their respective interests; and

         1.2.4 references in this Deed to any Clause or Schedule shall, unless otherwise stated, be to a clause or schedule contained in this Deed.

1.3      THIRD PARTY RIGHTS

         A person who is not a party hereto shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

1.4      SECURITY TRUST AND INTERCREDITOR DEED

         The parties hereto each acknowledge that the Security Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

1.5      CONFLICT

         Notwithstanding any provision to the contrary contained herein, the parties agree that this Deed is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail.

2.       PAYMENT OF SECURED OBLIGATIONS

2.1      COVENANT TO PAY

         The Chargor hereby covenants with the Security Trustee as trustee for the Secured Creditors that it shall on demand of the Security Trustee discharge all the Secured Obligations and the Chargor shall pay to the Security Trustee when due and payable every sum at any time owing, due or incurred by the Chargor to the Security Trustee (whether for its own account or as trustee for the Secured Creditors) or any of the other Secured Creditors in respect of any such liabilities PROVIDED THAT neither such covenant nor the security constituted by this Deed nor any other provisions of this Deed shall extend to or include any liability or sum which would, but for this proviso, cause such covenant, security, or provision to be unlawful or prohibited by any applicable law (including, for the avoidance of doubt, Section 151 of the Companies Act 1985).

2.2      INTEREST ON DEMANDS

         If the Chargor fails to pay any sum on the due date for payment of that sum the Chargor shall pay interest on such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the

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         date of payment calculated on a daily basis at the rate determined in accordance with the provisions of Clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

3.       FIXED CHARGE

         The Chargor hereby charges with full title guarantee in favour of the Security Trustee as trustee for the Secured Creditors with the payment and discharge of the Secured Obligations, by way of first fixed charge all of its right, title and interest from time to time in and to the Shares, all dividends, interest and other monies payable in respect of the Shares and all other Related Rights (whether derived by way of redemption, bonus, preference, option, substitution, conversion or otherwise).

4.       PERFECTION OF SECURITY

4.1      DELIVERY OF SHARE CERTIFICATES

         The Chargor shall:

         4.1.1 within 10 Business Days of the date of this Deed, deposit (or procure the deposit of) with or to the order of the Security Trustee or with such Delegate as the Security Trustee may appoint for this purpose all certificates or other documents of title to the Shares and stock transfer forms in respect thereof (executed in blank by or on behalf of the Chargor); and

         4.1.2 promptly upon the accrual, offer or issue of any stocks, shares, warrants or other securities in respect of or derived from the Shares notify the Security Trustee of that occurrence and procure the delivery to the Security Trustee or to the order of the Security Trustee of (a) all certificates or other documents of title representing such items and (b) such stock transfer forms or other instruments of transfer (executed in blank by or on behalf of the Chargor) in respect thereof.

5.       FURTHER ASSURANCE

5.1      FURTHER ASSURANCE: GENERAL

         The Chargor shall promptly do all such acts or execute all such documents (including transfers, charges, notices and instructions) as the Security Trustee may specify (and in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)):

         5.1.1 to perfect the Security created or intended to be created in respect of the Charged Property (which may include the execution by the Chargor of a charge over all or any of the assets constituting, or intended to constitute, Charged Property) or for the exercise of the Collateral Rights; and/or

         5.1.2    to facilitate the realisation of the Charged Property.

5.2      NECESSARY ACTION

         If so requested by the Security Trustee the Chargor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee by or pursuant to this Deed.

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5.3      IMPLIED COVENANTS FOR TITLE

         The obligations of the Chargor under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of (insofar as applicable) Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994.

6.       NEGATIVE PLEDGE AND DISPOSALS

6.1      NEGATIVE PLEDGE

         The Chargor undertakes that it shall not, at any time during the subsistence of this Deed, create or permit to subsist any Security over all or any part of the Charged Property except as not expressly prohibited under the terms of the Indentures.

6.2      NO DISPOSAL OF INTERESTS

         The Chargor undertakes that it shall not (and shall not agree to) at any time during the subsistence of this Deed, except as not expressly prohibited under the terms of the Indentures:

         6.2.1 execute any disposition, transfer, assignment or assignation of all or any part of the Charged Property;

         6.2.2 create any legal or equitable interest or other interest in, or over, or otherwise relating to, all or any part of the Charged Property; or

         6.2.3 allow any person to become entitled to assert any proprietary interest in, or right over, the Charged Property, which may adversely affect the ability of the Security Trustee to exercise any of the Collateral Rights.

7.       SHARES

7.1      SHARES:  REPRESENTATION

         The Chargor represents and warrants to the Security Trustee that:

         7.1.1 it is the sole legal and beneficial owner of the Shares free from any Security (as such term is defined in the Security Trust and Intercreditor Deed) except as created by this Deed; and

         7.1.2    the Shares are fully paid up.

7.2      SHARES:  BEFORE ENFORCEMENT EVENT

         Prior to the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing, the Chargor shall:

         7.2.1 be entitled to retain all dividends, interest and other monies arising from the Shares; and

         7.2.2 exercise all voting rights in relation to the Shares PROVIDED THAT the Chargor shall not exercise such voting rights in any manner which would constitute a Default or an Event of Default under the Indentures (as such terms are defined in the Indentures).

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7.3      SHARES:  AFTER ENFORCEMENT EVENT

         The Security Trustee may, upon the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

         7.3.1 exercise (or refrain from exercising) any voting rights in respect of any of the Shares;

         7.3.2 apply all dividends, interest and other monies arising from any of the Shares in accordance with Clause 12 (Application of Moneys);

         7.3.3 transfer any of the Shares into the name of such nominee(s) of the Security Trustee as it shall require; and

         7.3.4 exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of any of the Shares, including the right, in relation to the Company whose shares or other securities are included in the Charged Property, to concur or participate in:

                  (a) the reconstruction, amalgamation, sale or other disposal of the Company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

                  (b) the release, modification or variation of any rights or liabilities attaching to such shares or securities, and

                  (c) the exercise, renunciation or assignment of any right to subscribe for any shares or securities,

                  in each case in such manner and on such terms as the Security Trustee may think fit, and the proceeds of any such action shall form part of the Charged Property.

8.       ENFORCEMENT OF SECURITY

8.1      ENFORCEMENT

         At any time after the occurrence of an Enforcement Event and the Security Trustee (acting on instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) giving notice to Marconi Corporation thereof, the security created by or pursuant to this Deed is immediately enforceable and the Security Trustee may, in its absolute discretion:

         8.1.1 enforce all or any part of the security created by this Deed and exercise any of the rights conferred on it by this Deed or by law (at the times, in the manner and on the terms it thinks fit); and

         8.1.2 sell or otherwise dispose of all or any part of the Charged Property (at the times, in the manner and on the terms it thinks fit).

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9.       EXTENSION AND VARIATION OF THE LAW OF PROPERTY ACT 1925

9.1      EXTENSION OF POWERS

         Insofar as applicable the power of sale or other disposal conferred on the Security Trustee and on any Receiver by this Deed shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Deed.

9.2      RESTRICTIONS

         The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Deed or to the exercise by the Security Trustee of its right to consolidate all or any of the security created by or pursuant to this Deed with any other security in existence at any time or to its power of sale, which powers may be exercised by the Security Trustee without notice to the Chargor on or at any time after the occurrence of an Enforcement Event.

10.      APPOINTMENT OF RECEIVER

10.1     APPOINTMENT AND REMOVAL

         After the occurrence of an Enforcement Event or if a petition or application is presented for the making of an administration order in relation to the Chargor or if the Chargor or any other person gives written notice of its intention to appoint an administrator to the Chargor or if requested to do so by the Chargor, the Security Trustee may by deed or otherwise (acting through an authorised officer of the Security Trustee), without prior notice to the Chargor:

         10.1.1 appoint one or more persons to be a Receiver of the whole or any part of the Charged Property;

         10.1.2 remove (so far as it is lawfully able) any Receiver so appointed; and

         10.1.3 appoint another person(s) as an additional or replacement Receiver(s).

10.2     CAPACITY OF RECEIVERS

         Each person appointed to be a Receiver pursuant to Clause 10.1 (Appointment and Removal) shall be:

         10.2.1 entitled to act individually or together with any other person appointed or substituted as Receiver;

         10.2.2 for all purposes shall be deemed to be the agent of the Chargor which shall be solely responsible for his acts, defaults and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Security Trustee; and

         10.2.3 entitled to remuneration for his services at a rate to be fixed by the Security Trustee from time to time (without being limited to the maximum rate specified by the Law of Property Act 1925).

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10.3     STATUTORY POWERS OF APPOINTMENT

         The powers of appointment of a Receiver shall be in addition to all statutory and other powers of appointment of the Security Trustee under the Law of Property Act 1925 (as extended by this Deed) or otherwise and such powers shall remain exercisable from time to time by the Security Trustee in respect of any part of the Charged Property.

11.      POWERS OF RECEIVER

         Every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have and be entitled to exercise, in relation to the Charged Property (and any assets of the Chargor which, when got in, would be Charged Property) in respect of which he was appointed, and as varied and extended by the provisions of this Deed (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

         11.1.1 insofar as applicable all the powers conferred by the Law of Property Act 1925 on receivers appointed under that Act;

         11.1.2   all the powers of an administrative receiver set out in
                  Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver);

         11.1.3 all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do; and

         11.1.4 the power to do all things (including bringing or defending proceedings in the name or on behalf of the Chargor) which seem to the Receiver to be incidental or conducive to (a) any of the functions, powers, authorities or discretions conferred on or vested in him or (b) the exercise of the Collateral Rights (including realisation of all or any part of the Charged Property) or (c) bringing to his hands any assets of the Chargor forming part of, or which when got in would be, Charged Property.

12.      APPLICATION OF MONEYS

         All moneys received or recovered by the Security Trustee or any Receiver pursuant to this Deed or the powers conferred by it shall (subject to the claims of any person having prior rights thereto and by way of variation of the provisions of the Law of Property Act 1925) be applied first in the payment of the costs, charges and expenses incurred and payments made by the Receiver, the payment of his remuneration and the discharge of any liabilities incurred by the Receiver in, or incidental to, the exercise of any of his powers, and thereafter shall be applied by the Security Trustee (notwithstanding any purported appropriation by the Chargor) in accordance with the Security Trust and Intercreditor Deed.

13.      PROTECTION OF PURCHASERS

13.1     CONSIDERATION

         The receipt of the Security Trustee or any Receiver shall be conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Property or making any acquisition, the Security Trustee or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

13.2     PROTECTION OF PURCHASERS

         No purchaser or other person dealing with the Security Trustee or any Receiver shall be bound to inquire whether the right of the Security Trustee or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Security Trustee or such Receiver in such dealings.

14.      POWER OF ATTORNEY

14.1     APPOINTMENT AND POWERS

         The Chargor by way of security irrevocably appoints the Security Trustee, each Delegate and any Receiver severally to be its attorney (the "ATTORNEY") and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which the Attorney may consider to be required or desirable for:

         14.1.1 carrying out any obligation imposed on the Chargor by this Deed (including the execution and delivery of any notices, deeds, charges, assignments or other security and any transfers of the Charged Property); and

         14.1.2 enabling the Security Trustee, each Delegate and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or by law (including, after the occurrence of an Enforcement Event, the exercise of any right of a legal or beneficial owner of the Charged Property).

14.2     RATIFICATION

         The Chargor shall ratify and confirm all things done and all documents executed by any Attorney in the exercise or purported exercise of all or any of his powers.

14.3     INDEMNITY

         The Chargor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the proper exercise of any of the powers conferred, or purported to be conferred, on him or her by this Deed unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

15.      EFFECTIVENESS OF SECURITY

15.1     CONTINUING SECURITY

         The security created by or pursuant to this Deed shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Security Trustee.

15.2     CUMULATIVE RIGHTS

         The security created by or pursuant to this Deed and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Trustee or any Secured Creditor may at any time hold for the Secured Obligations or any other obligations or any rights, powers and remedies provided by law. No prior security held by the Security Trustee (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors over the whole or any part of the Charged Property shall merge into the security constituted by this Deed.

15.3     NO PREJUDICE

         The security created by or pursuant to this Deed and the Collateral Rights shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Chargor or any other person, or the Security Trustee (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors or by any variation of the terms of the trust upon which the Security Trustee holds the security or by any other thing which might otherwise prejudice that security or any Collateral Right.

15.4     REMEDIES AND WAIVERS

         No failure on the part of the Security Trustee to exercise, or any delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of any Collateral Right preclude any further or other exercise of that or any other Collateral Right.

15.5     NO LIABILITY

         None of the Security Trustee, each Delegate, any Attorney or any Receiver shall be liable by reason of (a) taking any action permitted by this Deed or (b) any neglect or default in connection with the Charged Property or (c) taking possession of or realising all or any part of the Charged Property, except in the case of negligence or wilful misconduct upon its part.

15.6     PARTIAL INVALIDITY

         If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

15.7     CHARGOR'S OBLIGATIONS

         The obligations of the Chargor and the Collateral Rights shall not be discharged, impaired or otherwise affected by:

         15.7.1 any winding-up, dissolution, administration or re-organisation of or other change in any Obligor or any other person;

         15.7.2 any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

         15.7.3 any time or other indulgence being granted to any Obligor or any other person;

         15.7.4 any amendment, variation, waiver or release of any of the Secured Obligations;

         15.7.5 any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral;

         15.7.6 any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Chargor hereunder.

16.      RELEASE OF SECURITY

         The Security Trustee shall, at the cost of the Chargor, release and cancel the security constituted by this Deed in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees.

17.      SET-OFF

         The Chargor authorises the Security Trustee (but the Security Trustee shall not be obliged to exercise such right), after the occurrence of an Enforcement Event which is continuing, to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Security Trustee to the Chargor.

18.      SUBSEQUENT SECURITY INTERESTS

         If the Security Trustee (acting in its capacity as trustee or otherwise) or any of the other Secured Creditors at any time receives or is deemed to have received notice of any subsequent Security affecting all or any part of the Charged Property or any assignment or transfer of the Charged Property which is prohibited by the terms of this Deed or the Indentures, all payments thereafter by or on behalf of the Chargor to (or on behalf of) the Security Trustee (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Security Trustee received such notice.

19.      CURRENCY INDEMNITY

         If any sum (a "SUM") owing by the Chargor under this Deed or any order or judgment given or made in relation to this Deed has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

         19.1.1   making or filing a claim or proof against the Chargor;

         19.1.2   obtaining an order or judgment in any court or other tribunal;

         19.1.3 enforcing any order or judgment given or made in relation to this Deed; or

         19.1.4 applying the Sum in satisfaction of any of the Secured Obligations,

         the Chargor shall indemnify the Security Trustee from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Security Trustee at the time of such receipt of such Sum.

20.      ASSIGNMENT

         The Security Trustee may assign and transfer all or any of its rights and obligations under this Deed in accordance with the Security Trust and Intercreditor Deed. The Security Trustee shall be entitled to disclose such information concerning the Chargor and this Deed as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

21.      NOTICES

         Each communication to be made under this Deed shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

22.      EXPENSES, COSTS AND TAXES

22.1     EXPENSES

         The Chargor shall, from time to time and promptly on demand by the Security Trustee, reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Security Trustee and any Delegate (PROVIDED THAT in relation to sub-clause 22.1.1 of this Clause 22.1, such costs and expenses must be properly incurred) in connection with:

         22.1.1 the execution, release and discharge of this Deed and the Security created or intended to be created in respect of the Charged Property and perfection of the Security contemplated in this Deed or in any such documents or forming part of the Security created or intended to be created in respect of the Charged Property;

         22.1.2 the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Deed;

         22.1.3   the foreclosure of any Charged Property; and

         22.1.4 the preservation and/or enforcement of the Security created or intended to be created in respect of the Charged Property,

         which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 2.2 (Interest on Demands).

22.2     TAXES

         The Chargor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, or resolving any doubt concerning, or for any other purpose in relation to this Deed, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Charged Property and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Chargor or any delay by the Chargor in paying any such Taxes or fees.

23.      PAYMENTS FREE OF DEDUCTION

         All payments to be made to the Security Trustee, any Delegate and/or any Receiver under this Deed shall be made free and clear of and without set-off or deduction for or on account of tax unless the Chargor is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Chargor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

24.      DISCRETION AND DELEGATION

24.1     DISCRETION

         Any liberty or power which may be exercised or any determination which may be made hereunder by the Security Trustee or any Receiver may, subject to the terms and conditions of this Deed and the Security Trust and Intercreditor Deed, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

24.2     DELEGATION

         Each of the Security Trustee and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Deed (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Security Trustee or the Receiver itself or any subsequent delegation or revocation thereof.

25.      PERPETUITY PERIOD

         The perpetuity period under the rule against perpetuities, if applicable to this Deed, shall be the period of eighty years from the date of the Security Trust and Intercreditor Deed.

26.      GOVERNING LAW

         This Deed and all matters arising from or connected with it are governed by English law.

27.      JURISDICTION

27.1     ENGLISH COURTS

         The courts of England have exclusive jurisdiction to settle any disputes (a "DISPUTE") arising out of, or connected with this Deed (including a dispute regarding the existence, validity or termination of this Deed or the consequences of its nullity).

27.2     CONVENIENT FORUM

         The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

27.3     EXCLUSIVE JURISDICTION

         This Clause 27 is for the benefit of the Security Trustee only. As a result and notwithstanding Clause 27.1 (English Courts), it does not prevent the Security Trustee from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law the Security Trustee may take concurrent proceedings in any number of jurisdictions.

27.4     SERVICE OF PROCESS

         Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

         27.4.1 irrevocably appoints Marconi Corporation as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

         27.4.2 agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

28.      COUNTERPARTS

         This Deed may be executed in any number of counterparts, each of which shall be deemed an original and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed. Any party may enter into this Deed by signing any such counterpart.

THIS DEED has been signed on behalf of the Security Trustee and executed as a deed by the Chargor and is delivered by each of them on the date specified above.

                                 EXECUTION PAGE

THE CHARGOR

EXECUTED as a DEED                          )
by T.C.R. SHEPHERD                          )                T.C.R. SHEPHERD
acting as attorney-in-fact                  )
for and on behalf of                        )
METAPATH SOFTWARE                           )
INTERNATIONAL, INC.                         )
in the presence of:                         )

Signature of witness:               S. J. LEVY

Name of witness:                    SOPHY LEVY

Address:                            ALLEN & OVERY, One New Change, London,
                                    EC4M 9QQ

Occupation:                         TRAINEE SOLICITOR

THE SECURITY TRUSTEE

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

By:               R.D. RANCE

Address:          The Law Debenture Trust Corporation p.l.c.

                  Fifth Floor, 100 Wood Street, London EC2V 7EX

Fax:

Attention:        Manager, Trust Administrator

Witnessed by:     J. BLAKE